Exhibit n.

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen High Income December 2019 Target Term Fund:

We consent to the use of our report dated April 18, 2016 with respect to the financial statements of Nuveen High Income December 2019 Target Term Fund and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on form N-2, incorporated by reference herein.

/s/ KPMG LLP

Chicago, Illinois

May 12, 2016